U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Cure of Previously Reported NASDAQ Stock Market Listing Deficiency

As previously reported, on January 19, 2011, the Staff of The NASDAQ Stock Market issued its Staff Determination Letter, advising that Private Media Group, Inc. (the “Company”) is subject to delisting as a result of its failure to maintain a Board of Directors consisting of a majority of independent directors (as defined in the NASDAQ Listing Rules). At that time, the Company’s Board of Directors was comprised of six directors, only three of whom were independent directors, as the results of the 2010 Annual Meeting of Shareholders had not yet been finalized by a Nevada court that had assumed jurisdiction over the voting results.

On February 3, 2011, the existing Board of six directors temporarily created a seat for a seventh director, pending finalization of the 2010 Annual Meeting voting results, and appointed an independent director, Bernt Akander, as the seventh director. Accordingly, the Company’s Board of Directors now consists of seven directors, four of whom are independent directors under the applicable Listing Rules. Therefore, on February 3, 2011, the Company regained full compliance with all Nasdaq Listing Rules, including Rule 5605(b)(1) (the “Rule”), and requested NASDAQ to withdraw the deficiency notice of January 19, 2011. On February 4, 2011, the Company received written notification from NASDAQ that (i) the Board independence deficiency had been cured, (ii) the Company is in compliance with its Listing Rules, and (iii) the Company’s common stock will continue to be listed and trade on The NASDAQ Stock Market.

Background and Discussion

On January 19, 2011, the Company received a Staff Determination Letter from The NASDAQ Stock Market stating that the Company did not comply with Listing Rule 5605(b)(1), which requires its Board of Directors to have a majority of independent directors, and has failed to regain compliance with this requirement for continued inclusion on The NASDAQ Global Market during the applicable cure period, which expired at the Company’s Annual Meeting of Shareholders held on November 18, 2010, and, therefore, that its common stock is subject to delisting from The NASDAQ Global Market.

The Company became subject to the Rule when it ceased to be a “Controlled Company” (defined as a company which is more than 50% owned by a single shareholder) in November 2009, and ceased to be in compliance with the Rule in April 2010, upon the resignation of one of the independent directors, leaving the Board composed of three independent directors and three non-independent directors. At the Annual Meeting there were two competing slates presented to the shareholders: one by the Company and one by Consipio Holding BV. Each of the competing slates was comprised of six directors, four of whom are believed to be independent under NASDAQ rules. Therefore, upon the election of either slate, the Company would have been in compliance with the Rule. However, as of the date of this Report, the Company is prohibited by a Court order, described below, from recognizing any election results.

As previously reported, On December 16, 2010, the Company received the independent Inspector of Election’s Final Report, which became subject to the review and approval of Elizabeth Gonzalez, Presiding Judge, pursuant to an Order entered by Judge Gonzalez in December 2010, in the previously reported proceeding originally filed by Consipio Holding BV, Ilan Bunimovitz and Tisbury Services Inc against Private Media Group, Inc. and others in Nevada County Court, Clark County, Nevada (Case No. A-10-622802-B) in August 2010. According to the Final Report, the Company’s six nominees had received the highest number of votes. Under Nevada law, the six nominees who receive the highest number of votes are elected to the Board of Directors. However, under the Court’s December 2010 Order the Inspector’s Final Report was subject to review by the Court, and could not be deemed final and effective by the Company until approved by the Court.

As previously, reported, the Inspector’s Final Report was reviewed by the Court at a hearing on January 4, 2011, to determine whether the Inspector of Election’s Final Report would be approved by the Court. Following the conclusion of the hearing on January 4, 2011, the Court entered a further Order refusing to either modify or confirm the Inspector’s Report. Accordingly, the then current directors (Messrs. Milton, Rodebrandt, Dixinger, Jensen, Johnson and Bunimovitz) continued to remain in office pending further order of the Court, or until the Company convenes the 2011 Annual Meeting of Shareholders.

In view of the Company’s receipt of the Staff Determination Letter dated January 19, 2011, advising the Company that its common stock was subject to delisting, the Company filed an emergency motion with the Nevada Court seeking to allow the Company to accept the Final Report of the Independent Inspector of Elections, which motion was heard on January 28, 2011. The Court ordered that an evidentiary hearing be held in June 2011 to determine whether there is sufficient evidence to confirm or modify the Final Report of the Independent Inspector of Elections. In the interim, the Court ordered the Company’s six member board to create a vacancy for a seventh director and to fill the newly created vacancy with an independent director, to serve until the earlier of the 2011 Annual Meeting or until the Court is able to confirm the final election results for the November 2010 election.

On February 3, 2011, the Board of Directors voted to create a seat for a seventh director and to fill this vacancy by appointing Bernt Akander. His nomination was unanimously approved by all three independent directors and a majority of the six current directors. Mr. Akander, who was a Company nominee for the Board of Directors at the 2010 Annual Meeting, has accepted the February 3 appointment. Accordingly, as of February 3, 2011, the Company’s Board of Directors is comprised of seven directors, four of whom have been determined to be independent directors in accordance with the applicable Listing Rules.

If the Nevada Court at any time in the future confirms either of the two director nominee slates presented at the November 2010 Annual Meeting, then at that time the Board of Directors is expected to be comprised of six directors, four of whom will be independent directors, as Mr. Akander was previously nominated for director by the Company’s Board of Directors at the 2010 Annual Meeting.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 3, 2011, the Board of Directors of the Company increased the size of its Board of Directors from six directors to seven, and appointed Bernt Akander as a director to fill the newly created seventh seat on the Board, to serve until the Company’s 2011 Annual Meeting of Shareholders or until the results of the 2010 Annual Meeting of Shareholders are determined to be final. For further information regarding this matter, see Item 3.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: February 9, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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